UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported March 5): March 6, 2009

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Colonial Bank Blvd.

Montgomery, Alabama 36117

(Address of principal executive offices)

(334) 676-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 5, 2009, the Colonial BancGroup Benefits Administration and Investment Committee (the Committee), pursuant to authority delegated by the Board of Directors of The Colonial BancGroup, Inc. (the Company), amended The Colonial BancGroup, Inc. 401(k) Plan (the Plan). Effective April 1, 2009, the Company will suspend the employer matching contributions provided under the Plan. In addition, any future matching contributions made by the Company will be discretionary and the rate of the discretionary matching contributions, if any, shall be determined by the Committee.

Substantially all employees are eligible to participate in the Plan, including named executive officers. The Committee’s decision to suspend the Company’s matching contributions to the Plan was difficult but was deemed to be in the best interest of the Company’s future given the current challenging economic environment. The executed amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Amendment Number One to The Colonial BancGroup, Inc. 401(k) Plan

This report includes “forward-looking statements” within the meaning of the federal securities laws. Words such as “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “could,” “outlook,” “potential,” “would,” “anticipates,” the negative of these terms and similar expressions as they relate to The Colonial BancGroup, Inc. (BancGroup) (including its subsidiaries or its management), are intended to identify forward-looking statements. The forward-looking statements in this report are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements. In addition to factors mentioned elsewhere in this report or previously disclosed in BancGroup’s SEC reports (accessible on the SEC’s website at www.sec.gov or on BancGroup’s website at www.colonialbank.com), the following factors, among others, could cause actual results to differ materially from forward-looking statements, and future results could differ materially from historical performance. These factors are not exclusive:

•	losses to our loan portfolio are greater than estimated or expected;

•	an inability to raise additional capital on terms and conditions that are satisfactory;

•	failure to receive final approval for the U.S. Treasury Department’s Capital Purchase Program;

•	the impact of current economic conditions and the impact of our results of operations on our ability to borrow additional funds to meet our liquidity needs;

•

economic conditions affecting real estate values and transactions in BancGroup’s market and/or general economic conditions, either nationally or regionally, that are less favorable or take longer to recover than expected;

•	changes in the interest rate environment which expand or reduce margins or adversely affect critical estimates as applied, projected returns on investments, and fair values of assets;

•	continued or sustained deterioration of market and economic conditions or business performance could increase the likelihood that we would have an additional goodwill impairment charge;

•	deposit attrition, customer loss, or revenue loss in the ordinary course of business;

•	increases in competitive pressure in the banking industry and from non-banks;

•	costs or difficulties related to the integration of the businesses of BancGroup and institutions it acquires are greater than expected;

•	the inability of BancGroup to realize elements of its strategic plans for 2009 and beyond;

•	natural disasters in BancGroup’s primary market areas result in prolonged business disruption or materially impair the value of collateral securing loans;

•	management’s assumptions and estimates underlying critical accounting policies prove to be inadequate or materially incorrect or are not borne out by subsequent events;

•	the impact of recent and future federal and state regulatory changes;

•	current and future litigation, regulatory investigations, proceedings or inquiries;

•	strategies to manage interest rate risk may yield results other than those anticipated;

•	changes which may occur in the regulatory environment;

•	a significant rate of inflation (deflation);

•	unanticipated litigation or claims;

•	changes in the securities markets;

•	acts of terrorism or war; and

•

details of the recently enacted Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009 and various announced and unannounced programs implemented by the U.S. Treasury Department and bank regulators to address capital and liquidity concerns in the banking system, are still being finalized and may have a significant effect on the financial services industry and BancGroup.

Many of these factors are beyond BancGroup’s control. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of BancGroup. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. BancGroup does not undertake any obligation to update or revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COLONIAL BANCGROUP, INC

By	/s/ SARAH H. MOORE
Sarah H. Moore
Senior Executive Vice President and Chief Financial Officer

Date: March 6, 2009

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